CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Wiktor Musial, President/Principal Executive Officer/Principal Financial Officer of Tamm Oil & Gas Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-QSB of Tamm Oil & Gas Corp. for the quarter ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tamm Oil & Gas Corp..

Dated: February 19, 2008

/s/ Wiktor Musial
Wiktor Musial
President/Principal Executive Officer and Principal Financial Officer

Tamm Oil & Gas Corp.

A signed original of this written statement as required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tamm Oil & Gas Corp. and will be retained by Tamm Oil & Gas Corp. and furnished to the Securities and Exchange Commission or its staff upon request.